Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-146557 and No. 333-135485) on Form S-3 of GeoPetro Resources Company of our reports dated March 23, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of GeoPetro Resources Company for the year ended December 31, 2008.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas

March 23, 2009